Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Brightpoint, Inc., an Indiana corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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SIGNATURE
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 7th day of October, 2009.

NORDIC CAPITAL VI LIMITED
By:	/s/ Lynda Elliott
	Name:	Lynda Elliott
	Title:	Director

NORDIC CAPITAL VI ALPHA, L.P.

By:	NORDIC CAPITAL VI LIMITED
Its General Partner

By:	/s/ Lynda Elliott
	Name:	Lynda Elliott
	Title:	Director

NORDIC CAPITAL VI BETA, L.P.

By:	NORDIC CAPITAL VI LIMITED
Its General Partner

By:	/s/ Lynda Elliott
	Name:	Lynda Elliott
	Title:	Director

NORDIC WHOLESALE SERVICES LIMITED
By:	/s/ Lynda Elliott
	Name:	Lynda Elliott
	Title:	Director

NORDIC WHOLESALE SERVICES S.A.R.L.
By:	/s/ Ingrid Moinet
	Name:	Ingrid Moinet
	Title:	Class A Manager

PARTNER ESCROW HOLDING A/S
By:	/s/ Hans Peter Alnor
	Name:	Hans Peter Alnor
	Title:	Director

NC TELECOM HOLDING A/S
By:	/s/ Michael Haaning
	Name:	Michael Haaning
	Title:	Director